UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

Amendment No. 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Mondovita Corp.

(Name of small business issuer in its charter)

Nevada	7900	38-3971039
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

#22 Calle Felix Nolasco

Atlantica, Puerto Planta

Dominican Republic

tel. no. (829) 639-9334

(Address and telephone number of principal executive offices and principal place of business)

National Registered Agents, Inc. of NV

311 S. Division St.

Carson City, NV 89703

tel. no. (775) 888-4070

(Name, address and telephone number of agent for service)

Copies to:

The Doney Law Firm

4955 S. Durango Dr. Ste. 165

Las Vegas, NV 89103

(702) 982-5686 (Tel.)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective registration statement for the same offering. 

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. 

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting Company.  See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting Company” in Rule 12b-2 of the Exchange Act.

 Large accelerated filer        Accelerated filer        Non-accelerated filer             ☒   Smaller reporting Company

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS

 MONDOVITA CORP.

10,000,000 Shares of Common Stock

$0.008 Per Share

$80,000 Maximum Offering

This is the initial public offering of common stock of Mondovita Corp.  We are offering for sale a total of 10,000,000 shares of common stock at a fixed price of $0.008 per share.  There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares.  The amount raised may be minimal and there is no assurance that we will be able to raise sufficient amount to cover our expenses.

The offering is being conducted on a self-underwritten, best efforts basis, which means our officer and director, Elvis Santana, will attempt to sell the shares. This Prospectus will permit our officer and director to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell.  The offering shall terminate on the earlier of (i) the date when the sale of all 10,000,000 shares is completed, (ii) when the board of directors decides that it is in our best interest to terminate the offering prior the completion of the sale of all 10,000,000 shares registered or (iii) one year after the effective date of this prospectus.

We are an "emerging growth company" as defined in the Jumpstart Our Business Startups Act ("JOBS Act").  Investing in our shares involves a high degree of risk.  BEFORE BUYING ANY SHARES, YOU SHOULD CAREFULLY READ THE DISCUSSION OF MATERIAL RISKS OF INVESTING IN OUR SHARES IN "RISK FACTORS" BEGINNING ON PAGE 7 OF THIS PROSPECTUS.

We are a start-up company with nominal operations and assets.  As a result, we are considered a shell company under Rule 405 of the Securities Act and are subject to additional regulatory requirements as a result of this status, including limitations on our shareholders’ ability to re-sell their shares in our company, as well as additional disclosure requirements. Accordingly, investors should consider our shares to be a high-risk and illiquid investment.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority ("FINRA") for our common stock to be eligible for trading on the OTCBB or the OTCQB operated by OTC Market Group, Inc. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

Any funds received as a part of this offering will be immediately deposited into our bank account and be available for our use. We have not made any arrangements to place funds in an escrow, trust or similar account for general business purposes as well as to continue our business and operations. If we fail to raise enough capital to commence operations investors may lose their entire investment and will not be entitled to a refund.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED.  THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, dated June 26, 2015

TABLE OF CONTENTS

PROSPECTUS SUMMARY	4

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	5

RISK FACTORS	6

USE OF PROCEEDS	15

DETERMINATION OF OFFERING PRICE	16

DILUTION	16

PLAN OF DISTRIBUTION	17

LEGAL PROCEEDINGS	18

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	19

DESCRIPTION OF SECURITIES	20

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	22

INTERESTS OF NAMED EXPERTS	23

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION	24

DESCRIPTION OF BUSINESS	25

MANAGEMENT’S DISCUSSION AND ANAYLSIS OF FINANCIAL CONDITION AND PLAN OF OPERATION	32

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	35

EXECUTIVE COMPENSATION	35

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS	36

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	37

FINANCIAL STATEMENTS	38

PROSPECTUS SUMMARY

Our Business

Our business plan is to procure and negotiate employment and endorsement contracts for top talent athletes. We plan to work with clients at all stages of their careers as we help them negotiate contracts, build their personal brand, secure marketing opportunities and support them to excel both in their chosen profession as well as in the community. Our strategic initiative entails building relationships in the Dominican Republic to sign promising athletes in Baseball and Mixed Martial Arts to be their exclusive agency for representation. We plan to derive revenue by way of commissions earned on successfully negotiated employment contracts as well as generate new business/revenue opportunities with clients within their specified sports industry and branding. We will endeavor to become a leading sports management company, representing athletes in mainstream sports internationally.

Being a start-up company, we have no revenues, we have limited operating history and no athletes under contract. Our sole officer and director, Elvis Santana, has no experience in the agency or athletic management business and we have no full or part-time employees.  We were incorporated in Nevada on November 24, 2014. Our principal executive office is located at #22 Calle Felix Nolasco Atlantica, Puerto Planta Dominican Republic. Our phone number is (829) 639-9334.

Our financial statements for the period from November 24, 2014 (date of inception) to March 31, 2015, report no revenues and no net loss or income.  As of March 31, 2015 we had $16,000 in cash on hand.  Our independent registered public accountant has issued an audit opinion for our company, which includes a statement expressing substantial doubt as to our ability to continue as a going concern.  If we are unable to obtain additional funds our business may fail.  We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business" and "Use of Proceeds").

Proceeds from this offering are required for us to proceed with our business plan over the next twelve months.  We require minimum funding of $60,000 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with maintaining a reporting status with the SEC. If we are unable to obtain minimum funding of $60,000, our business may fail.  Even if we raise $80,000 from this offering, we may need more funds to develop our growth strategy and to continue maintaining a reporting status.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

The Offering

Common Stock Offered	Up to 10,000,000 shares at $0.008 per share

Common Stock Outstanding after the Offering	23,333,333 shares

Use of Proceeds

If we are successful at selling all the shares we are offering, our proceeds from this offering less offering expenses will be approximately $60,000. We intend to use these net proceeds to execute our business plan.

Risk Factors	The Shares of Common Stock offered involves a high degree of risk and immediate substantial dilution. See "Risk Factors"

Term of offering

The offering shall terminate on the earlier of (i) the date when the sale of all 10,000,000 shares is completed, (ii) when the board of directors decides that it is in our best interest to terminate the offering prior the completion of the sale of all 10,000,000 shares registered or (iii) one year after the effective date of this prospectus.

No Symbol for Common Stock	There is no trading market for our Common Stock. We intend to apply for a quotation on the OTCBB or OTCQB through a market-maker. There is no guarantee that a market-maker will agree to assist us.

Summary Financial Information

Balance Sheet Data	As of March 31, 2015
Cash	$16,000
Total Assets	$16,000
Liabilities	$0
Total Stockholder’s Equity	$16,000
Statement of Operations	For the Period from Inception to March 31, 2015
Revenue	$0
Net Profit (Loss) for Reporting Period	$0

References in this prospectus to “ Mondovita Corp.” “we,”  “us,” and “our” refer to  Mondovita Corp.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Securities and Exchange Commission (“SEC”) encourages companies to disclose forward-looking information so that investors can better understand future prospects and make informed investment decisions.  This prospectus contains these types of statements.  Words such as “may,” “expect,” “believe,” “anticipate,” “estimate,” “project,” or “continue” or comparable terminology used in connection with any discussion of future operating results or financial performance identify forward-looking statements.  You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus.  All forward-looking statements reflect our present expectation of future events and are subject to a number of important factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.  The factors listed in the “Risk Factors” section of this prospectus, as well as any cautionary language in this prospectus, provide examples of these risks and uncertainties.  The safe harbor for forward-looking statements is not applicable to this offering pursuant to Section 27A of the Securities Act of 1933.

RISK FACTORS

An investment in our common stock involves a high degree of risk.  You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed.  Currently, shares of our common stock are not publicly traded.  In the event that shares of our common stock become publicly traded, the trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

RISKS RELATED TO OUR FINANCIAL CONDITION AND OUR BUSINESS

Because we have a limited operating history, you may not be able to accurately evaluate our operations.

We have had limited operations to date and have not generated any revenues. Therefore, we have a limited operating history upon which to evaluate the merits of investing in our company.  Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises.  The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake.  These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We expect to incur significant losses into the foreseeable future.  We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations.  There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations.  If we are unsuccessful in addressing these risks, our business will most likely fail.

Our investors may lose their entire investment because our financial status creates a doubt whether we will continue as a going concern.

Our auditors, in their opinion dated May 13, 2015, have stated that currently we do not have sufficient cash nor do we have a significant source of revenues to cover our operational costs and allow us to continue as a going concern.  We seek to raise operating capital to implement our business plan in an offering of our common stock.  Our plan specifies a minimum amount of $60,000 in additional operating capital to operate for the next twelve months. However, there can be no assurance that such offering will be successful.  You may lose your entire investment.

We are dependent on outside financing for continuation of our operations.

Because we have not generated revenues and currently operate at a loss, we are completely dependent on the continued availability of financing in order to continue our business.  There can be no assurance that financing sufficient to enable us to continue our operations will be available to us in the future.

We need the proceeds from this offering to start our operations. Our offering has no minimum. Specifically, there is no minimum number of shares that needs to be sold in this offering for us to access the funds. Given that the offering is a best effort, self-underwritten offering, we cannot assure you that all or any shares will be sold. We have no firm commitment from anyone to purchase all or any of the shares offered. We may need additional funds to complete further development of our business plan to achieve a sustainable sales level where ongoing operations can be funded out of revenues. We anticipate that we must raise the minimum capital of $60,000 to commence operations for the 12-month period and expenses for maintaining a reporting status with the SEC. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us. We have not taken any steps to seek additional financing.

Our failure to obtain future financing or to produce levels of revenue to meet our financial needs could result in our inability to continue as a going concern and, as a result, our investors could lose their entire investment.

If we are unable to locate and retain talented athletes, we will not be successful in establishing revenues and we could go out of business.

Our success will depend, in large part, upon our ability to develop, obtain and retain talented athletes. Because our potential revenues source is derived from a specified percentage of the income generated by our athlete clients, the amount and likelihood of our revenues is dependent upon the professional success of our athlete clients. We currently have no management agreements in place. Moreover, we will need to incur significant promotional, marketing, travel and entertainment expenses in the recruitment of professional team sports athletes without any guarantee that the targeted athletes will enter into representation agreements with us.

The income levels of our potential clients and therefore our potential revenues, can be subject to wide fluctuations, in most cases due to circumstances beyond our control. There are a limited number of potential participants that ultimately enter into professional arrangements. Consequently, there can be no assurance that we will be successful in our efforts. Our success will also be dependent upon the athletic performance of and commercial marketing opportunities for our athlete clients. Professional sports are subject to volatile shifts in popularity which affect the revenues generated by the respective leagues. The number of roster positions available, and salaries paid, to athletes are dependent upon, among other factors, the profitability of the respective teams and leagues and upon the negotiated terms of such leagues' collective bargaining provisions. We can exercise no control over such developments and their effect on our athletes’ ability to stay on team rosters.

We also compete with other agencies for available talent. There is no guarantee that: (1) we can sign, attract and retain athletes; (2) the various state athletic commissions will certify the athletes once we have retained them; and (3) the athletes will pass various drug screening tests.  Any of the above-mentioned risks can negatively impact our business plan.

If the athletes we obtain face injuries or are unhealthy, we will not be able to achieve revenues and we could go out of business.

The likelihood of achieving such success is substantially reduced by serious or untimely injuries to key athletes. An athlete in our program must first sign a contract with a professional team to get guaranteed pay despite his inability to play as a result of an injury sustained during the term of his employment.  There is no assurance that promising talent will ever reach the signing stage before suffering a catastrophic injury. We are not insured against injuries sustained by those in our program. In the event of injuries sustained resulting in lost services, our results of operations will suffer and we could go out of business.

If there are work stoppages in Major League Baseball, our business may suffer.

Relations between MLB clubs and their players have been contentious. During the 1994 season, a players’ strike resulted in the cancellation of a substantial portion of the 1994 season, including the 1994 World Series. In addition to the players’ strike during 1994 and 1995, professional baseball has suffered several work stoppages since 1972. MLB has also had disputes with the labor union representing the major league umpires, which have resulted in strikes and the need to use replacement umpires. There can be no assurance that Major League Baseball will not experience labor relations difficulties in the future which could have a material adverse effect on our results of operations.

If Major League Baseball establishes an international drafting of players, we would likely make less money from Dominican players that we are able to recruit to the major leagues.

According to MLB.com, an international draft has long been a subject of conversation among Major League Baseball executives.  Commissioner of Major League Baseball, Rob Manfred, acknowledged the possibility that MLB will renew its efforts to implement an international draft in negotiations with the Major League Baseball Players Association to replace the Collective Bargaining Agreement that expires after the 2016 season.

Manfeld is in favor of a draft in order to level the playing field for small market teams. Hs positon is that an international draft would reestablish the prime function of a draft, which is to give the weakest team the ability to get the best talent at an affordable price. Under the current practice, only U.S., Canadian and Puerto Rican players are eligible for the first-year draft each June. In the draft process, there are strict limitations on contract terms and bonuses for players. These restrictions favor international players, who do not have them in place in the recruiting process.  As a result, some U.S., Canadian and Puerto Rican players and teams with less available payroll often complain of higher pay for international players and clubs with the payroll to afford them.

A draft would enable smaller teams to pursue more international talent than currently available.  However, this influx of competition in an international draft will likely have the effect of reducing the amount of contract pay and bonuses international players receive. If this happens, the players we hope to sign in the future may earn less if negotiations result in a draft for international players after the 2016 season. This could adversely affect our financial condition and results of operations.

Because Major League Baseball is declining in popularity, our business may suffer.

The popularity of professional sports, in general, and professional baseball, in particular, is important to our results of operations. A substantial decline in the popularity of Major League Baseball, whether as a result of future labor disputes, increases in the popularity of other professional sports or the emergence of new spectator sports, could have a material adverse effect on us.

Our success depends on fan interest, so our business could fail if there is not a continued interest in the sports we focus on.

Mixed martial arts is a relatively new sport, so its continued popularity cannot be assumed, like baseball, basketball, football, golf, or boxing. As public tastes change frequently, interest in MMA may decline in the future. Such decline would threaten our ability to generate revenue and earn profits.

Because of negative press on the subject of recruiting in the Domican Republic, our business may be viewed as oppressive, which could adversely affect our ability to implement our business plan.

Buscones, Spanish for searchers, play a variety of roles in baseball in the Dominican Republic.  Buscones are scouts, trainers, agents, and businessmen. Many buscones view their work as an investment, as their goal is to find players who will ultimately sign a contract with an MLB team. Once the player signs their first contract, the buscon collects a percentage of the player’s signing bonus. The fee charged by a buscon can be as much as 30 to 50 percent of the signing bonus.

In his book Dominican Baseball: New Pride, Old Prejudice, Alan Klein explains that buscones do a lot more than just find players.  They feed them, house them, and oftentimes pay for family members who are ill to receive medical treatment.  The term buscones, however, has often been met with criticism in the Dominican. There are stories of widespread exploitation and abuse of youth in the Caribbean. Because the lifestyle is often set by poor circumstances and youth do not have the luxury of school based sporting programs, children are often taken advantage of. Because recruiting can start at the age of 16, some athletes are even encouraged to quit school entirely lured by the charm of entering a lucrative career as a baseball player. In order to bolster an athelete’s chances of success, there are issues of identity fraud and the use of performance-enhancing drugs as hopefuls seek to play professionally.

This negative publicity about recruiting in the Dominican could adversely affect our ability to obtain financing, and conduct our business.  We may not be able to overcome this publicity and we may go out of business as a result.

Liability claims could adversely affect our business, financial condition and results of operations.

The violent nature of MMA and even baseball could expose us to significant liability claims. These claims might be made directly by athletes or those they train with. A liability claim or other claim could result in substantial costs to us, divert management attention from our operations and generate adverse publicity. This could harm our reputation, result in a decline in revenues and increase expenses.

Failure by us to maintain the proprietary nature of our intellectual property could have a material adverse effect on our business, operating results, financial condition, stock price, and on our ability to compete effectively.

We currently have no patents or trademarks on our brand name and have not and do not intend to seek protection for our brand name at this time; however, as business develops and operations continue, we may seek such protection. Despite efforts to protect our proprietary rights, such as our brand and service names, since we have no patent or trademark rights unauthorized persons may attempt to copy aspects of our business, including our web site design, services, product information and sales mechanics or to obtain and use information that we regards as proprietary. Any encroachment upon our proprietary information, including the unauthorized use of our brand name, the use of a similar name by a competing company or a lawsuit initiated against us for infringement upon another company's proprietary information or improper use of their trademark, may affect our ability to create brand name recognition, cause customer confusion and/or have a detrimental effect on our business.

In addition, foreign laws treat the protection of proprietary rights differently from laws in the United States and may not protect our proprietary rights to the same extent as U.S. laws. The failure of foreign laws or judicial systems to adequately protect our proprietary rights or intellectual property may have a material adverse effect on our business, operations, financial results and stock price.

There is a risk that we have infringed or in the future will infringe trademarks owned by others, that we will need to acquire licenses under trademarks belonging to others for technology potentially useful or necessary to us, and that licenses will not be available to us on acceptable terms, if at all.

We may have to litigate to enforce our proprietary protections or to determine the scope and validity of other parties’ proprietary rights. Litigation could be very costly and divert management’s attention. An adverse outcome in any litigation may have a severe negative effect on our financial results and stock price.

Compliance with changing regulation of corporate governance and public disclosure may result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 and new SEC regulations, are creating uncertainty for companies such as ours. These new or changed laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, and as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies, which could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We are committed to maintaining high standards of corporate governance and public disclosure. As a result, we intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new or changed laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, our reputation may be harmed.

Because our sole officer and director is inexperienced as a sports agent or dealing with atheletes, our business plan may fail.

Our sole officer and director, Elvis Santana, does not have any specific training as a sports agent or in dealing with or managing athletes. With no direct training or experience in this area, our management may not be fully aware of many of the specific requirements related to working within this industry. As a result, our management may lack certain skills that are advantageous in managing our company. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management’s lack of experience in this industry.

If we fail to attract and retain qualified senior executive and key technical personnel, our business will not be able to expand.

We are dependent on the continued availability of Elvis Santana, and the availability of new employees to implement our business plans. The market for skilled employees is highly competitive, especially for employees in professional sports. Although we expect that our compensation programs will be intended to attract and retain the employees required for us to be successful, there can be no assurance that we will be able to retain the services of all our key employees or a sufficient number to execute our plans, nor can there be any assurance we will be able to continue to attract new employees as required.

Our personnel may voluntarily terminate their relationship with us at any time, and competition for qualified personnel is intense. The process of locating additional personnel with the combination of skills and attributes required to carry out our strategy could be lengthy, costly and disruptive.

If we lose the services of key personnel, or fail to replace the services of key personnel who depart, we could experience a severe negative effect on our financial results and stock price. In addition, there is intense competition for highly qualified professional sports services and marketing personnel in the locations where we principally operate. The loss of the services of any key personnel, marketing or other personnel or our failure to attract, integrate, motivate and retain additional key employees could have a material adverse effect on our business, operating and financial results and stock price.

If we fail to comply with the new rules under the Sarbanes-Oxley Act related to accounting controls and procedures, or if material weaknesses or other deficiencies are discovered in our internal accounting procedures, our stock price could decline significantly.

We are exposed to potential risks from legislation requiring companies to evaluate internal controls under Section 404(a) of the Sarbanes-Oxley Act of 2002. As a smaller reporting company and emerging growth company, we will not be required to provide a report on the effectiveness of its internal controls over financial reporting until our second annual report, and we will be exempt from auditor attestation requirements concerning any such report so long as we are an emerging growth company or a smaller reporting company. We have not yet evaluated whether our internal control procedures are effective and therefore there is a greater likelihood of material weaknesses in our internal controls, which could lead to misstatements or omissions in our reported financial statements as compared to issuers that have conducted such evaluations.

If material weaknesses and deficiencies are detected, it could cause investors to lose confidence in our company and result in a decline in our stock price and consequently affect our financial condition.  In addition, if we fail to achieve and maintain the adequacy of our internal controls, we may not be able to ensure that we can conclude on an ongoing basis that we have effective internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.  Moreover, effective internal controls, particularly those related to revenue recognition, are necessary for us to produce reliable financial reports and are important to helping prevent financial fraud.  If we cannot provide reliable financial reports or prevent fraud, our business and operating results could be harmed, investors could lose confidence in our reported financial information, and the trading price of our common stock could drop significantly.  In addition, we cannot be certain that additional material weaknesses or significant deficiencies in our internal controls will not be discovered in the future.

Insiders will continue to have substantial control over us and our policies after this offering and will be able to influence corporate matters.

Elvis Santana, whose interests may differ from other stockholders, has the ability to exercise significant control over us. Presently, he beneficially owns 100% of our common stock, and, assuming 100% of this offering is sold, he will continue to beneficially own approximately 57%.  He is able to exercise significant influence over all matters requiring approval by our stockholders, including the election of directors, the approval of significant corporate transactions, and any change of control of our company.  He could prevent transactions, which would be in the best interests of the other shareholders. Mr. Santana’s interests may not necessarily be in the best interests of the shareholders in general.

Because we are considered to be a “shell company” under applicable securities laws, investors may not be able to rely on the resale exemption provided by Rule 144 of the Securities Act. As a result, investors may not be able to resell our shares and could lose their entire investment.

We are considered to be a “shell company” under Rule 405 of Regulation C of the Securities Act. A "shell company" is a company with either no or nominal operations or assets, or assets consisting solely of cash and cash equivalents. As a result, our investors are not allowed to rely on Rule 144 of the Securities Act for a period of one year from the date that we cease to be a shell company. Because investors may not be able to rely on an exemption for the resale of their shares other than Rule 144, and there is no guarantee that we will cease to be a shell company, they may not be able to re-sell our shares in the future and could lose their entire investment as a result.

Because we are considered to be a “shell company” under applicable securities laws, we are subject to additional disclosure requirements if we acquire or dispose of significant assets in the course of our business. We will incur additional costs in meeting these requirements, which will adversely impact our financial performance and, therefore, the value of your investment.

Because we are considered to be a "shell company" under Rule 405 of Regulation C of the Securities Act, we are subject to additional disclosure requirements if we entered into a transaction which results in a significant acquisition or disposition of assets. In such a situation, we must provide prospectus-level, detailed disclosure regarding the transaction, as well as detailed financial information. In order to comply with these requirements, we will incur additional legal and accounting costs, which will adversely impact our results of operations. As a result, the value of an investment in our shares may decline as a result of these additional costs.

Rule 144 Safe Harbor is unavailable for the resale of shares issued by us unless and until we cease to be a shell company and have satisfied the requirements of Rule 144(i).

We are a "shell company" as defined by Rule 12b-2 promulgated under the Exchange Act. Accordingly, the securities in this offering can only be resold through registration under the Securities Act, meeting the safe harbor provisions of paragraph (i) of Rule 144, or in reliance upon Section 4(1) of the Securities Act of 1933 for non-affiliates.

Pursuant to Rule 144, one year must elapse from the time a "shell company" ceases to be a "shell company" and files Form 10 information with the SEC, during which time the issuer must remain current in its filing obligations, before a restricted shareholder can resell their holdings in reliance on Rule 144.

The term "Form 10 information" means the information that is required by SEC Form 10, to register under the Exchange Act each class of securities being sold under Rule 144. The Form 10 information is deemed filed when the initial filing is made with the SEC. Under Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or a company that was at any time previously a reporting or non-reporting shell company, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company

As an “emerging growth company” under the JOBS Act, we are permitted to rely on exemptions from certain disclosure requirements.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

▪  have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

▪  comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

▪  submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

▪  disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period. Even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company. For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Because our principal assets will be located in the Dominican Republic, outside of the United States, and Elvis Santana, our sole officer and director, resides outside of the United States, it may be difficult for investors to enforce any rights based on U.S. Securities Laws against us and/or Mr. Santana, or to enforce a judgment rendered by a court in the United States against us and/or Mr. Santana.

Our principal operations and assets are located in the Dominican Republic, outside of the United States, and Elvis Santana, our sole officer and director, is a non-resident of the United States he is a resident of the Dominican Republic. Therefore, it may be difficult to effect service of process on Mr. Santana in the United States, and it may be difficult to enforce any judgment rendered against Mr. Santana. As a result, it may be difficult or impossible for an investor to bring an action against Mr. Santana, in the event that an investor believes that such investor’s rights have been infringed under the U.S. securities laws, or otherwise.  Even if an investor is successful in bringing an action of this kind, the laws of the Dominican Republic may render that investor unable to enforce a judgment against the assets of Mr. Santana. As a result, our shareholders may have more difficulty in protecting their interests through actions against our management, director or major shareholder, compared to shareholders of a corporation doing business and whose officers and directors reside within the United States.

Additionally, because of our assets are located outside of the United States, they will be outside of the jurisdiction of United States courts to administer, if we become subject of an insolvency or bankruptcy proceeding. As a result, if we declare bankruptcy or insolvency, our shareholders may not receive the distributions on liquidation that they would otherwise be entitled to if our assets were to be located within the United States under United States bankruptcy laws.

Because our current sole officer and director devotes a limited amount of time to our company, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

Elvis Santana, our sole officer and director, currently devotes approximately twenty hours per week providing management services to us. While he presently possesses adequate time to attend to our interest, it is possible that the demands on his from other obligations could increase, with the result that he would no longer be able to devote sufficient time to the management of our business. The loss of Mr. Santana to our company could negatively impact our business development.

Our sole officer and director does not have any prior experience conducting a best-efforts offering or management a public company.

Our sole executive officer and director does not have any experience conducting a best-effort offering or managing a public company. Consequently, we may not be able to raise any funds or run our public company successfully. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected.  Also, our executive’s officer’s and director’s lack of experience of managing a public company could cause you to lose some or all of your investment.

RISKS RELATED TO OUR SECURITIES AND THIS OFFERING

There is no minimum number of shares that have to be sold in order for this offering to proceed.

We do not have a minimum amount of funding set in order to proceed with the offering. If not enough money is raised to begin operations, you might lose your entire investment because we may not have enough funds to implement our business plan.

We are selling the shares in this offering without an underwriter and may be unable to sell any shares.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. He will offer the shares to friends, family members, and business associates, however, there is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan. We do not have any plans where to seek this alternative financing at present time.

If a market for our common stock does not develop, shareholders may be unable to sell their shares.

Prior to this offering, there has been no public market for our securities and there can be no assurance that an active trading market for the securities offered herein will develop after this offering, or, if developed, be sustained. We anticipate that, upon completion of this offering, the common stock will be eligible for quotation on the OTCBB or OTCQB. If for any reason, however, our securities are not eligible for initial or continued quotation on the OTCBB or OTCQB or a public trading market does not develop, purchasers of the common stock may have difficulty selling their securities should they desire to do so and purchasers of our common stock may lose their entire investment if they are unable to sell our securities.

Our common stock price may be volatile and could fluctuate widely in price, which could result in substantial losses for investors.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including:

  government regulation of our products and services;
  the establishment of partnerships with sports development companies;
  intellectual property disputes;
  additions or departures of key personnel;
  sales of our common stock
  our ability to integrate operations, technology, products and services;
  our ability to execute our business plan;
  operating results below expectations;
  loss of any strategic relationship;

  industry developments;
  economic and other external factors; and
  period-to-period fluctuations in our financial results.

  Because we are a development stage company with nominal revenues to date, you should consider any one of these factors to be material. Our stock price may fluctuate widely as a result of any of the above.

  In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

  Upon effectiveness of this registration statement, we will be subject to the 15(d) reporting requirements under the Securities Exchange Act of 1934, which does not require a company to file all the same reports and information as fully reporting companies.

  Upon effectiveness of this registration statement, we will be subject to the 15(d) reporting requirements according to the Securities Exchange Act of 1934. As a Section 15(d) filer, we will be required to file quarterly and annual reports during the fiscal year in which our registration statement is declared effective; however, such duty to file reports shall be suspended as to any fiscal year, other than the fiscal year within which such registration statement became effective, if, at the beginning of such fiscal year the securities of each class are held of record by less than 300 persons.  In addition, as a filer subject to Section 15(d) of the Exchange Act, we are not required to prepare proxy or information statements; our common stock will not be subject to the protection of the going private regulations; we will be subject to only limited portions of the tender offer rules; our officers, directors, and more than ten (10%) percent shareholders are not required to file beneficial ownership reports about their holdings in our company; that these persons will not be subject to the short-swing profit recovery provisions of the Exchange Act; and that more than five percent (5%) holders of classes of our equity securities will not be required to report information about their ownership positions in the securities. As such, shareholders will not have access to certain material information which would otherwise be required if it was a fully reporting company pursuant to an Exchange Act registration.

  We have not paid cash dividends in the past and do not expect to pay cash dividends in the future on our common stock. Any return on investment may be limited to the value of our common stock.

  We have never paid cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. The payment of cash dividends on our common stock will depend on earnings, financial condition and other business and economic factors at such time as the board of directors may consider relevant. If we do not pay cash dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

  In the event that we are unable to sell sufficient shares of common stock we may need additional capital in the future, which may not be available to us on favorable terms, or at all, and the raising of additional capital at a later time may dilute your ownership of our common stock.

  We are conducting a best-efforts offering.  There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares.  The amount raised may be minimal and there is no assurance that we will be able to raise sufficient amount to cover our expenses. If we are able to sell the maximum of shares in this offering, we will receive net proceeds $60,000, which we believe will be sufficient to meet our expected needs for working capital and capital expenditures to fully implement and carry out our business plan for the next twelve months.   If we need to raise capital in the future, through private or public offerings, depending on the terms of the offerings, such sales of additional shares may dilute the holdings of investors who purchase our shares in this offering beyond the dilution figures we have presented in this prospectus.  We cannot be certain that additional financing through private placements of our stock or borrowing will be available to us when required, on favorable terms, or at all.  Our inability to obtain adequate capital or financing may limit our ability to achieve the level of corporate growth that we believe to be necessary to succeed in our business or may require us to cease business operations entirely.

  We must raise at least 75% of the offering to pursue our business plan on a limited basis.

  We have no alternative plan of operation if at least 75% of the shares offered herein are not sold.  Those investing in our common stock through this offering are taking substantial risk in that they may lose their entire investment if we do not sell at least 75% of the shares offered (See Use of Proceeds).

   Investors purchasing common stock less than our 75% ($40,000 net after offering cost of $20,000) threshold of the offering may lose their entire investment.

  We may fail and cease operations all together if 75% or $60,000 of common stock is not sold. Therefore, investors who purchase stock at the beginning of our offering are at greater risk of losing their entire investment than those investing after the 75% threshold is made.

   Our management will have broad discretion over the use of the proceeds we receive in this offering and might not apply the proceeds in ways that increase the value of your investment.

  The offering has no escrow, and investor funds may be used on receipt.  There is no escrow of any funds received by us in this offering, and any funds received may be used by us for any corporate purpose as the funds are received.

  We intend to use the money raised in this offering as detailed in “Use of Proceeds” section of this prospectus.  However, our management has the discretion to use the money as it sees fit, and may diverge from using the proceeds of this offering as explained herein. The use of proceeds may not be used to increase the value of your investment.

  As a new investor, you will experience substantial dilution as a result of future equity issuances.

  In the event we are required to raise additional capital it may do so by selling additional shares of common stock thereby diluting the shares and ownership interests of existing shareholders.

  Our shares may be considered a “penny stock” within the meaning of Rule 3a-51-1 of the Securities Exchange Act which will affect your ability to sell your shares; “penny stocks” often suffer wide fluctuations and have certain disclosure requirements which make resale in the secondary market difficult.

  Our shares will be subject to the Penny Stock Reform Act, which will affect your ability to sell your shares in any secondary market, which may develop. If our shares are not listed on a nationally approved exchange or NASDAQ, do not meet certain minimum financing requirements, or have a bid price of at least $5.00 per share, they will likely be defined as a “penny stock”. Broker-dealer practices, in connection with transactions in “penny stocks”, are regulated by the SEC. Rules associated with transactions in penny stocks include the following:

  •         the delivery of standardized risk disclosure documents;

  •         the provision of other information such as current bid/offer quotations, compensation to be provided broker-dealer and salesperson, monthly accounting for penny stocks held in the customers account;

  •         written determination that the penny stock is a suitable investment for purchaser;

  •         written agreement to the transaction from purchaser; and

  •         a two-business day delay prior to execution of a trade

  These disclosure requirements and the wide fluctuations that “penny stocks” often experience in the market may make it difficult for you to sell your shares in any secondary market, which may develop.

  USE OF PROCEEDS

  The net proceeds to us from the sale of the shares of common stock offered are estimated to be approximately $60,000 if all shares in this offering are sold, provided the offering expenses are $20,000.

  The following table shows our use of net proceeds if 25%, 50%, 75%, and 100% of the shares are sold. There can be no assurance that any shares will be sold in this offering.  We intend to raise $80,000 selling 10,000,000 shares of our common stock at $0.008 per share.

	25%	50%	75%	100%

Gross Proceeds	$20,000	$40,000	$60,000	$80,000
Minus Offering Expenses	$20,000	$20,000	$20,000	$20,000
Net Proceeds	$0	$20,000	$40,000	$60,000
Current Funds(1)	$16,000	$16,000	$16,000	$16,000
USE OF NET PROCEEDS
Legal and accounting(2)	$0	$20,000	$20,000	$20,000
Advertising and Marketing (3)	$0	$0	$10,000	$10,000
General and Administrative(4)	$0	$0	$10,000	$10,000
Salaries and Consulting(5)	$0	$0	$0	$5,000
Management Fees(6)	$0	$0	$0	$5,000
Player Development(7)	$0	$0	$0	$8,000
Website Development(8)		$0	$0	$2,000
Working capital(9)	$0	$0	$0	$0
Total	$0	$20,000	$40,000	$60,000

  (1)     Current Funds: we have some available funds to cover the offering expenses from the sale of stock to our officer and director of $16,000. As a result, if these funds are employed to pay for our offering expenses, we will have more money from the sale of shares in this offering to allocate towards other items set forth in the above table.

  (2)     Legal and Accounting: A portion of the proceeds will be used to pay legal, accounting, and related compliance costs in connection with our future needs.

  (3)     Advertising and Marketing: A portion of the proceeds will be used to pay Advertising and Marketing expenses to include advertising, PR, promotional and marketing material and media.

  (4)     General and Administrative: A portion of the proceeds will be used to sustain our day to day business. These include such costs such as rent, phone, utilities, insurance, business licenses and incidental expenses.

  (5)     Salaries and Consulting: A portion of the proceeds will be used for future employees or consultants retained to assist the Company with its recruiting, sales and marketing efforts. These personnel may also be retained to contribute special expertise not possessed by our sole officer and director.

  (6)     Management Fees: A portion of the proceeds will be used to compensate our officer and director.

  (7)   Website Development: A portion of the proceeds will be used to develop a website for the company

  (8)     Player Development: A portion of the proceeds will be used to fund our agent services for young promising players.

  (9)     Working Capital: If any funds are left over, a portion of the proceeds will be used for working capital needs.

  There are no arrangements or plans to use underwriters or broker/dealers to offer our common stock.  However, we reserve the right to utilize the services of licensed broker/dealers and compensate these broker/dealers with a commission not to exceed 10% of the proceeds raised.

  The allocation of the net proceeds of the offering set forth above represents our best estimates based upon our current plans and certain assumptions regarding industry and general economic conditions and our future revenues and expenditures.  If any of these factors change, we may find it necessary or advisable to reallocate some of the proceeds within the above-described categories. Working capital includes payroll, office expenses and supplies, insurance, and other general expenses.

  DETERMINATION OF OFFERING PRICE

  As of the date of this prospectus, there is no public market for our common stock. The offering price of $0.008 per share was determined arbitrarily by us and should not be considered an indication of the actual value of our company or our shares of common Stock.  It was not based on any established criteria of value and bears no relation to our assets, book value, earnings or net worth.  In determining the offering price and the number of shares to be offered, we considered such factors as the price paid by our initial investor, our financial condition, our potential for profit and the general condition of the securities market.

  We decided on the offering price of $0.008 per share because we believe that the price of $0.008 per share will be the easiest price at which to sell the shares. The price of the common stock that will prevail in any market that develops after the offering, if any, may be higher or lower than the price you paid. There is also no assurance that an active market will ever develop in our securities. You may not be able to resell any shares you purchased in this offering. Our common stock has never been traded on any exchange or market prior to this offering.

  DILUTION

  The price of the current offering is fixed at $0.008 per common share. This price is significantly higher than the price paid by our sole director and officer for common equity since our inception on November 24, 2014.  Elvis Santana, our sole officer and director, paid $0.0012 per share for the 13,333,333 common shares he owns.

  As of March 31, 2015, the historical net tangible book value was $.0012 per share.  Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of March 31, 2015.

  Assuming completion of the offering, there will be up to 23,333,333 common shares outstanding.  The following table illustrates the per common share dilution that may be experienced by investors at various funding levels.

Percent of Shares Sold	25%	50%	75%	100%
Number of shares sold	2,500,000	5,000,000	7,500,000	10,000,000
Anticipated net offering proceeds	$0	$20,000	$40,000	$60,000
Total shares issued and outstanding post offering	15,833,333	18,333,333	20,833,333	23,333,333
Offering price per share	$0.008	$0.008	$0.008	$0.008
Pre-offering net tangible book value/share	$0.00006	$0.00006	$0.00006	$0.00006
Post offering net tangible book value/share	$0.00083	$0.00129	$0.00159	$0.00181
Increase (Decrease) in net tangible book value per share after offering	$0.00032	$0.0078	$0.00108	$0.00130
Dilution per share to new shareholders	$0.00217	$0.00171	$0.00141	$0.00119
New shareholders percentage of ownership after offering	15,79%	27.27%	36.00%	42.86%
Existing stockholder percentage of ownership after offering	84.21%	72.73%	64.00%	57.14%

  PLAN OF DISTRIBUTION

  We have 13,333,333 shares of common stock issued and outstanding as of the date of this prospectus.  We are registering an additional 10,000,000 shares of our common stock for sale at the price of $0.008 per share.

  In connection with our selling efforts in the offering, Elvis Santana will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer’s securities. Mr. Santana is not subject to any statutory disqualification, as that term is defined in Section 3(a) (39) of the Exchange Act. Mr. Santana will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Santana is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Santana will continue to primarily perform substantial duties for us or on our behalf otherwise than in connection with transactions in securities. Mr. Santana will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

  We plan to sell the shares in this offering through Mr. Santana, who intends to offer them to friends, family members and business acquaintances using this prospectus and a subscription agreement as the only materials to offer potential investors.

  As Mr.  Santana will sell the shares being offered  pursuant to this  offering, Regulation M prohibits us and our officers and  directors  from certain types of trading   activities   during  the  time  of  distribution  of  our  securities. Specifically, Regulation M prohibits our officer and director from bidding for or purchasing any common stock or attempting to induce any other person to purchase any common stock, until the distribution of our securities pursuant to this offering has ended.

  We will receive all proceeds from the sale of the 10,000,000 shares being offered. The price per share is fixed at $0.008 for the duration of this offering.  Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the OTCBB or OTCQB. In order to be quoted on the OTCBB or OTCQB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.  However, sales by us must be made at the fixed price of $0.008 per share.

  We will not offer our shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from us and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by us may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.008 per share.

  State Securities – Blue Sky Laws

  There is no established public market for our common stock, and there can be no assurance that any market will develop in the foreseeable future. Transfer of our common  stock may also be  restricted  under the  securities  or  securities regulations  laws  promulgated  by  various  states and  foreign  jurisdictions, commonly  referred to as "Blue Sky" laws. Absent compliance with such individual state laws, our common stock may not be traded in such jurisdictions.  Because the securities  registered  hereunder have not been  registered for resale under the blue sky laws of any state,  the  holders of such  shares  and  persons  who desire to purchase them in any trading  market that might develop in the future, should be aware that there may be significant  state  blue-sky law  restrictions upon the  ability of  investors  to sell the  securities  and of  purchasers  to purchase the  securities.  Accordingly, investors  may not be able to liquidate their  investments  and  should  be  prepared  to hold the  common  stock for an indefinite period of time.

  In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which we have complied.

  In addition and without limiting the foregoing, we will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

  Our shares of common stock are subject to the “penny stock” rules of the Securities and Exchange Commission. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks”. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. If a trading market for our common stock develops, our common stock will probably become subject to the penny stock rules, and shareholders may have difficulty in selling their shares.

  We will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states) which we expect to be $20,000.

  Offering Period and Expiration Date

  This offering will start on the date that this registration statement is declared effective by the SEC and continue for a period of one year. The offering shall terminate on the earlier of (i) the date when the sale of all 10,000,000 shares is completed, (ii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 10,000,000 shares registered under the Registration Statement of which this Prospectus is part or (iii) one year after the effective date of this prospectus. We will not accept any money until this registration statement is declared effective by the SEC.

  Procedures for Subscribing

  If you decide to subscribe for any shares in this offering, you must

  ▪  execute and deliver a subscription agreement; and

  ▪  deliver a check or certified funds to us for acceptance or rejection.

  All checks for subscriptions must be made payable to “Mondovita Corp.”

  Right to Reject Subscriptions

  We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

  LEGAL PROCEEDINGS

  We are not subject to any pending litigation, legal proceedings or claims.

  DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

  The current executive officers and directors of our company are as follows:

Name	Age	Position	Director Since
Elvis Santana	33	President, Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer, Secretary & Director	November 24, 2014

  Elvis Santana, age 33, is our sole officer and director. From 2010 to 2014, he worked for American Express / Banco Del Progresso. There, he was responsible for all IT of the bank’s operations. He holds a degree in English from the Renovation Institute and an MBA in graphic design from the Instituto Tecnologico de Las Americas.

  Aside from that provided above, Mr. Santana does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

  Mr. Santana was appointed Director because of his solid business and marketing experience and education.

  Term of Office

  Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

  Family Relationships

  There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

  Significant Employees

  We do not currently have any significant employees aside from Mr. Santana.

  Involvement in Certain Legal Proceedings

  During the past 10 years, none of our current directors, nominees for directors or current executive officers has been involved in any legal proceeding identified in Item 401(f) of Regulation S-K, including:

  1.   Any petition under the Federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he or she was a general partner at or within two years before the time of such filing, or any corporation or business association of which he or she was an executive officer at or within two years before the time of such filing;

  2.   Any conviction in a criminal proceeding or being named a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

  3.   Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him or her from, or otherwise limiting, the following activities:

  i. Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

  ii.   Engaging in any type of business practice; or

  iii.   Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

  4.   Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any type of business regulated by the Commodity Futures Trading Commission, securities, investment, insurance or banking activities, or to be associated with persons engaged in any such activity;

  5.   Being found by a court of competent jurisdiction in a civil action or by the SEC to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

  6.   Being found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

  7.   Being subject to, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

  i.   Any Federal or State securities or commodities law or regulation; or

  ii.   Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

  iii.   Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

  8.   Being subject to, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

  Committees

  We do not currently have an audit, compensation or nominating committee.

  DESCRIPTION OF SECURITIES

  Our authorized capital stock consists of 100,000,000 shares of common stock, with a par value of $0.00001 per share, and 100,000,000 shares of preferred stock, par value $0.0001 per share. As of June 26, 2015, there were 13,333,333 shares of our common stock issued and outstanding. Our shares are currently held by 1 stockholder of record. We have not issued any shares of preferred stock.

  Common Stock

  Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing fifty percent (50%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

  Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

  Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

  In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash). Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

  Preferred Stock

  Our board of directors may become authorized to authorize preferred shares of stock and to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

  (1)     The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;

  (2)     The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

  (3)     Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

  (4)     Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

  (5)     Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

  (6)     Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

  (7)     The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

  (8)     Any other relative rights, preferences and limitations of that series.

  Dividend Policy

  We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

  Warrants and Options

  We do not have any outstanding warrants or options.

  Nevada Anti-Takeover Laws

  Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply.  Our articles of incorporation and bylaws do not state that these provisions do not apply.  The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

  MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

  No Public Market for Common Stock

  There is presently no public market for our common stock.  We anticipate making an application for trading of our common stock on the OCTBB and OTCQB upon the effectiveness of the registration statement of which this prospectus forms a part.  We can provide no assurance that our shares will be traded on the bulletin board, or if traded, that a public market will materialize.

  The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask  price;(d) contains a toll-free telephone number for inquiries on disciplinary actions;(e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and;(f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

  The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with; (a) bid and offer quotations for the penny stock;(b) the compensation of the broker-dealer and its salesperson in the transaction;(c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

  In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

  These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

  Rule 144 Shares

  None of our common stock is currently available for resale to the public under Rule 144. In general, Rule 144 as currently in effect permits our common stock that has been acquired by a person who is an affiliate of ours, or has been an affiliate of ours within the past three months, to be sold into the market in an amount that does not exceed, during any three-month period, the greater of:

  (1)     one percent of the total number of shares of our common stock outstanding; or

  (2)     the average weekly reported trading volume of our common stock for the four calendar weeks prior to the sale.

  Such sales are also subject to specific manner of sale provisions, a six-month holding period requirement, notice requirements and the availability of current public information about us.

  Rule 144 also provides that a person who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has for at least six months beneficially owned shares of our common stock that are restricted securities, will be entitled to freely sell such shares of our common stock subject only to the availability of current public information regarding us. A person who is not deemed to have been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned for at least one year shares of our common stock that are restricted securities, will be entitled to freely sell such shares of our common stock under Rule 144 without regard to the current public information requirements of Rule 144.

  At the present time, we are a “shell company” under Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act. As such, all securities may not be resold in reliance on Rule 144 until: (1) we file Form 10 information with the SEC when we cease to be a “shell company”; (2) we have filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time we file the current Form 10 type information with the SEC reflecting our status as an entity that is not a shell company.

  Dividends

  There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends.  The Nevada Revised Statutes, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

  (1)     we would not be able to pay our debts as they become due in the usual course of business, or;

  (2)     our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

  We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

  INTERESTS OF NAMED EXPERTS

  No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

  The Doney Law Firm, our independent legal counsel, has provided an opinion on the validity of our common stock.

  MaloneBailey, LLP, Certified Public Accountants and Advisors have audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report.  MaloneBailey, LLP has presented their report with respect to our audited financial statements.  The report of MaloneBailey, LLP is included in reliance upon their authority as experts in accounting and auditing.

  DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

  FOR SECURITIES ACT LIABILITIES.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the following provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the shares being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  DESCRIPTION OF BUSINESS

  Overview

  Our business plan is to procure and negotiate employment and endorsement contracts for top talent athletes. Being a start-up company, we have no revenues, we have limited operating history and no athletes under contract.

  We plan to work with clients at all stages of their careers as we help them negotiate contracts, build their personal brand, secure marketing opportunities and support them to excel both in their chosen profession as well as in the community. Our strategic initiative entails building relationships in the Dominican Republic to sign promising athletes in Baseball and Mixed Martial Arts to be their exclusive agency for representation. We plan to derive revenue by way of commissions earned on successfully negotiated employment contracts as well as generate new business/revenue opportunities with clients within their specified sports industry and branding. We will endeavor to become a leading sports management company, representing athletes in mainstream sports internationally.

  We plan to render the following services in our business:

  Contract Negotiation and Arbitration - We plan to strive towards maximizing the earning potential of our clients with astute contract negotiations.

  Concierge Services - Our main goal is to make sure our future clients are able to focus all their efforts on excelling in their sport. Providing an all-inclusive service, we intend to handle the small details that weigh on athletes mentally.  We plan to provide services such as training preparation, nutrition counseling, media training, legal services and day-to-day administrative tasks.

  Career Management - We plan to provide consultation and guidance in career decisions and ensuring maximum exposure to employment opportunities. We intend to work with athletes to develop and execute strategy that is best for our clients concerning professional matters, long-term plans and personal decisions which may affect their career.

  Marketing and Endorsements - Our goal is to align our clients with brands that are beneficial to the athlete and the brand, ensuring the development of a long-term and prosperous relationship.

  Media and Public Relations - We plan to handle all levels of publicity and promotion of our athletes. Our plan is to work with the client to recognize media opportunities that fit their lifestyle and interests.

  Baseball in the Dominican Republic

  On September 23, 1956, Ozzie Virgil became the first Dominican born person to play in Major League Baseball. Since then, MLB scouts from all over the United States have been flocking to the Dominican Republic in search of baseball talent. According to the Bullpen Foundation, a competitor of ours that develops players in the Dominican Republic, 30% of major leaguers are foreign and many of them are from the Dominican.  517 Dominican born players have played or are currently playing in the MLB. That is well over 400 more than Japan, who is renowned for their baseball talent. Today, 28 of the league’s 30 teams own baseball academies in the Dominican Republic. This tiny Caribbean nation has enticed most MLB teams to set up talent agencies in their country. In 2010, 139 Dominicans played in the major leagues, which accounted for 19% of the total number of players, coming in second to only the United States. So not only has the Dominican Republic had an influential history with America’s past time, it continues to grow into a cornerstone of contemporary Major League Baseball. Dominican influence on America’s future baseball market will only grow stronger.

  We believe that we have the right business model to capitalize in the Dominican Baseball market.  We feel there are tremendous opportunities and growing prospects for young Dominican Baseball players. We believe the Dominican culture emphasizes hard work and has reared an inherent competitive edge for Dominican Baseball players. We believe that Dominican players have innate sports attributes such as a frame that is typically lean and long with an excellent strength-to-weight ratio, tremendous and dynamic joint range of motion,  and a high fast twitch muscle fiber make-up. These physical attributes combined with high coachability and an insatiable desire to succeed produces sporting excellence.

  According to Dustin Williamson in his article titled, “Part of the Team: Building Closer Relationships Between MLB Teams and Independent Agents in the Dominican Republic Through an MLB Code of Conduct,” the draw of Major League Baseball (MLB) franchises to young Dominican Republic players has grown significantly, with 28 of 30 franchises investing in academies and facilities in the Dominican Republic. It has been estimated that MLB has invested more than $75 million in the Dominican Republic and created more than 2,000 jobs in the country.

  Scouting in the Dominican Republic has exploded because players not subject to the draft. Young players are essentially free agents that MLB is free to sign at the age of 16. This means that players from the Dominican Republic are usually lesser known than players coming out of other countries, such as Japan and South Korea. Given the lack of regulation, the chance of finding an underexposed player, and the economic conditions, which leads to lesser bonuses and salaries for Dominican players than their U.S. counterparts, teams are highly motivated to scout the Dominican Republic for inexpensive talent.

  According to Alicia Jessop in an article titled, “The Secrets Behind The Dominican Republic's Success In The World Baseball Classic And MLB,” other than the United States, the Dominican Republic has supplied the greatest number of Major league players in history. According to a press release by the MLB titled “2014 Opening Day Rosters Feature 224 Players Born Outside the U.S.,” of the 224 foreign players for Major League Baseball in 2014, 83 hailed from the Dominican Republic.  The Dominican Republic beat historical powerhouses Cuba (19) Puerto Rico (11) and Venezuela (59) for the title of top overseas producer of Major Leaguers.

  Above graph from Shawn Hoffman in his article titled, “Make the World Go 'Round: The Sketchy Economics of an International Draft..

  Above graph from the Unofficial 2014 MLB Players Census.

  MLB Player Development

  Some MLB clubs employ 30-50 full-time scouts and several part-time scouts in their player development program. The scouts are evaluated in part by the success of the prospects they find. Most clubs also use independent scouts who are paid a finders’ fee for prospects.  Our plan is to contract with our prospective athletes for a percentage of their salaries.

  Usually, a club’s development efforts are based on a standardized approach to the evaluation and development of player talent. A club’s staff of scouts is trained to assess and evaluate player talent consistently throughout the organization. A club’s minor league system involves the establishment of an individual plan for every player in the system. The plan is intended to cover all aspects of player development, including mental and physical development and baseball fundamentals. Oftentimes, a club’s player development program also includes a winter program, which brings minor league prospects to the field in the off-season to better prepare young players for the transition to the major league level.

  Players from the Dominican Republic, Puerto Rico and Latin American countries are an important source of talent for MLB clubs. Players from countries other than the United States and Canada are not part of the MLB Rule 4 draft, and clubs can enter into contracts with these players subject to MLB rules. Many clubs sponsor baseball programs in the Dominican Republic in which coaches affiliated with these clubs work to develop the skills of promising young players. Most clubs have at least one full-time member of the front office who is fluent in Spanish and who works closely with Dominican prospects, a club’s minor league coaching staffs and other personnel in order to promote the development of these players. Clubs provide these prospects with instruction in the English language and assistance in adjusting to cultural differences between the United States and their native countries.

  Salary Arbitration and MLB Free Agency

  Certain player rights provided in the Collective Bargaining Agreement are determined by credited major league service. A player is credited for a day of major league service for each day of the baseball season that he is on a club's active roster. A total of 172 days of major league service constitutes a year. Under the Collective Bargaining Agreement, any club, or any player with a total of three or more (but less than six) years of major league service, may submit the issue of that player's salary to final and binding arbitration without the consent of the other party upon expiration of his then current contract. Those players with more than two years but less than three years of major league service are also eligible for arbitration if they fall within the top 22% of such players based on major league service. When a player completes six years of major league service and the term of his then current contract has expired, he becomes eligible for free agency. Generally, once a player is a free agent, he has the right to negotiate and contract with any MLB club subject to his former team's right to offer, prior to December 7, to sign the free agent and arbitrate the contract salary amount. If the former club does not offer to arbitrate or the free agent does not accept the offer, the former club loses its rights to negotiate with or sign the free agent until the succeeding May 1. Clubs are compensated with draft choices if a ranking free agent signs with another club prior to December 7 or after his former club's offer to arbitrate. Additionally, a player who has at least three years of major league service and whose contract is assigned outright to a minor league team or a player whose contract is being assigned outright to a minor league team for the second or any subsequent time may reject the assignment and elect free agency. Prior to eligibility for arbitration, a player's salary may be established by the club subject to the MLB minimum base salary and maximum reduction rules.

  Major League Rules

  The MLB clubs operate under the Major League Rules (the "Rules"). The Rules govern matters including drafting, signing and trading players, the minor league system and team and player conduct.

  MLB Draft System. Professional baseball conducts an annual draft of first year players referred to as the “Rule 4” draft each June. Eligible players are limited to those players who reside in the United States, Canada, Puerto Rico and other United States territories or possessions and who have not previously contracted with a major league or minor league club. A player eligible for the draft may be signed only after the selection meeting. The draft is limited to 40 rounds. The order of selection is based on the prior season overall win-loss record in the respective league excluding post-season games. Selections alternate between American League and National League clubs. The first selection is made by an American League club in odd-numbered years and by a National League club in even-numbered years.

  Signing Players. A club has the exclusive right to contract with the players it selects in the Rule 4 draft until 11:59 P.M. (EDT) August 15, or the players enters or returns to a four-year college on a full time basis, subject to MLB's signing rules. If the drafting club has not signed the player, he may be eligible for the next Rule 4 draft. Generally, a player who is a high school student in the United States (including Puerto Rico and other United States territories and possessions) or Canada is not eligible to enter into a professional baseball contract during any period he is eligible to participate in high school athletics. Generally, once a player has attended a college class he is not eligible for selection in the draft again until he has completed his junior year or has withdrawn from college and remained out of college for a period of 120 days. A player who is not eligible for the draft because he is not a resident of the United States or Canada must be 17 years of age at the time of signing or will attain 17 years of age prior to the later of September 1 or the last day of the season for which the player has contracted.

  All player contracts for major league and minor league service are uniform agreements and there is a minimum salary for each level of play. Major league and minor league contracts can include certain additional provisions that establish performance incentives and provide benefits to the player. Generally, players selected by a club initially enter into a contract for minor league service. After three or four seasons in the minor leagues, depending on the player's age at the time he is drafted, if a player has not been put on a club's major league team 40-man roster, he is eligible to be selected by another major league club for its major league roster pursuant to the “Rule 5” draft. The Rule 5 draft is held each December. If a club selects a player in the Rule 5 draft, the selecting club must keep the player on its active 25-man roster for the entire next season, and must remain active (not on the disabled list) for a minimum of 90 days If the player does not remain on the Major League roster, he is offered back to the team from which he was selected for $25,000. If his original team declines, the receiving team may waive the player.

  Reserve System. Each MLB club is required to maintain and file with the Commissioner a major league reserve list and a minor league reserve list for each of its minor league affiliates. A player on a club's major league or minor league reserve list is not eligible to play or negotiate with any other major league or minor league club unless that player's contract has been terminated or assigned. A club may reserve, and retain the rights to, a maximum of 40 players for its major league club, 38 players for a Class AAA club, 37 players for a Class AA club and 35 players for each Class A club and each Rookie League club. From Opening Day until August 31 of each season the maximum number of players allowed on a major league active list is 25, and from September 1 until the end of the season the maximum number is 40.

  Inactive Lists. Upon application to the Commissioner, a club may request that a player unable to play because of injury or illness be placed on a disabled list for a minimum period of 15 or 60 days based on the severity of the ailment. Players on the 15-day list count against the reserve list, but not against the active list, while players on the 60-day list do not count against either the reserve or active list. Players may be put on the voluntarily retired, restricted, disqualified or ineligible list and do not count against the reserve or active lists. Players put on the suspended list by the Commissioner count against both the active and reserve lists.

  Termination of Player Contracts. A club may unconditionally release a player from a major league contract at any time, subject to the player's contractual right to termination pay, if the Club has received waivers of that player's contract from all the other major league clubs. A waiver is permission granted for certain assignments or unconditional release of a major league player. Any other major league team may claim the player's contract for $1 if unconditional release waivers are requested. Once claimed, a released player has the option of terminating his contract or accepting the assignment to the major league team claiming such player. If more than one team in the same league makes a waiver claim, the contract will go to the club with the lowest standing in the win-loss records. If claims are made by clubs in different leagues, the contract will go to a club in the same league as the releasing club.

  Assignment of Player Contracts. A team may assign a player's contract to another major league club (for example, in connection with a trade with that club) or a minor league club subject to certain rights of the player and other clubs.

  A player with at least five years of major league service may not be assigned to a minor league club without his written consent. A player with at least five years of major league service at the time of the assignment of his contract and whose contract covers the next succeeding season may elect, at the conclusion of the season following the assignment, that his contract be assigned to another major league club, and he may specify not more than six clubs that are unacceptable to him for such assignment. If the club fails to assign the contract in accordance with the player's request, the player is eligible to become a free agent. Once a player's contract has been assigned pursuant to that player's request, he does not have the right to require another assignment or become a free agent until he has completed another three years of service. During the period beginning August 1 and ending on the last day of the season, waivers from other clubs must be obtained prior to any assignment to another major league club. A player with at least ten years of major league service, the last five of which have been with one club, may not be assigned to any club without his written consent.

  A major league player's contract may be assigned to a minor league club with options to recall that player for up to three seasons without obtaining waivers. Waivers are required for an optional assignment to the minor leagues if the player has three or more years of major league service. A club may only have an optional agreement in place for a player for three seasons, and the maximum number of optional agreements that any club can have in effect at one time is 16.

  If a major league club proposes to remove a player from its 40-man roster by making an outright assignment of that player's contract to a minor league team or to cancel a right to recall a player under an existing optional agreement, waivers are required. If a club is awarded the assignment of a contract pursuant to that club making a waiver claim, the consideration to be paid to the assignor club is established by agreement between the clubs, but may not be less than $25,000 for Rule 5 and Draft-Excluded players, and $20,000 for all other players.

  Buscones

  Buscones, Spanish for searchers, play a variety of roles in baseball in the Dominican Republic.  Buscones are scouts, trainers, agents, and businessmen. Many buscones view their work as an investment, as their goal is to find players who will ultimately sign a contract with an MLB team. Once the player signs their first contract, the buscon collects a percentage of the player’s signing bonus. The fee charged by a buscon can be as much as 30 to 50 percent of the signing bonus.

  In his book Dominican Baseball: New Pride, Old Prejudice, Alan Klein explains that buscones do a lot more than just find players.  They feed them, house them, and oftentimes pay for family members who are ill to receive medical treatment.  The term buscones, however, has often been met with criticism in the Dominican. There are stories of widespread exploitation and abuse of youth in the Caribbean. Because the lifestyle is often set by poor circumstances and youth do not have the luxury of school based sporting programs, children are often taken advantage of. Because recruiting can start at the age of 16, some athletes are even encouraged to quit school entirely lured by the charm of entering a lucrative career as a baseball player. In order to bolster an athelete’s chances of success, there are issues of identity fraud and the use of performance-enhancing drugs as hopefuls seek to play professionally

  In 2010, Sandy Alderson was hired by Major League Baseball to act as Commissioner Bud Selig’s point man to address the issues of the corruption of baseball in the Dominican.  Alderson’s aim was to satisfy both sides, the buscones and MLB. Before implementing systemic changes, Alderson said he wanted to stabilize the current situation. These issues include age and identity fraud and steroid use. To combat these issues, MLB Department of Investigations will work with the Dominican government to prosecute baseball-related crimes. Major League Baseball hired Jorge Perez-Diaz, the former attorney general of Puerto Rico, to navigate legal issues.

  Alderson’s plan included drug testing and starting a massive database, tracking kids from 12 years old and even younger with fingerprinting. Combining that with a Reviving Baseball in Inner City-type program would, in theory, help protect kids from rogue buscones and start a system through which Dominican youth can ascend.

  Alderson also introduced the concept of an educational initiative for baseball in the Dominican Republic in 2010. Since then, MLB has taken steps to make this education initiative a reality. The office has hired a full-time educational coordinator and commissioned a study to determine the educational programs and challenges at the different club academies. A major challenge is to impress upon players the value of an education.

  According to MLB.com, while the primary focus remains preparing these players for professional careers, the academies, often in partnership with the MLB's central office in the Dominican Republic, have implemented education-based programs that also help prepare prospects for life after their playing careers have ended. The academies offer courses in English language, and players also participate in programs that help them adjust to life as a professional ball-player. In addition, the Club academies encourage players to give back through Club sponsored service projects that impact their local communities.

  Currently all 30 Clubs have academies in the Dominican Republic, many with state-of-the-art facilities. The academies, which often include dormitories for players and coaches, also feature playing fields, weightroom and training facilities, clubhouses, classrooms and recreational areas for participating players. Below is information for all 30 academies with photographs of what many of the facilities offer. While many of the Clubs have erected new academies in the last several years, almost all of the Clubs have operated academy programs that date back as early as the 1980s.

  Our Services

  Although we intend to aggressively look for talent, we do not intend on engaging in manipulative and abusive practices. We believe children should continue in stay in school and play baseball; there is room for both.

  We intend to provide a host of services to locate and develop talent and help athletes negotiate through employment and endorsement contracts. We intend to actively work with these athletes and provide them concierge services, career management services, marketing and endorsements and media relation services. We expect to earn revenues from a percentage of player contracts, but we plan to be fair and reasonable in what we take.  We have no agreements in place with any athletes at the present time. Although we intend to set our compensation commemorate with our services, we do not intend to take the lion’s share from the stars we find. We believe a percentage in the range of 5 to 10% of the revenue received by our clients serves everyone’s best interests.

  The role of an agent, which we plan to achieve, is to advise athletes on career development, training and business planning matters. This entails a host of activities including providing advice and counsel in all other areas of the athlete’s professional careers, including career management decisions (e.g., free agency options), the development and execution of marketing strategies and endorsement opportunities. In addition to establishing a relationship with the athletes, a knowledge of the league, team personnel, and the league’s collective bargaining agreements is material to fulfilling the agent's function. Agents must be able to assist their clients in all stages of their careers. They must be familiar with the personnel needs of the teams in the league to appropriately market and arrange showcases for their rookie clients, and also must be familiar with each team’s salary cap limitations to best position veteran free agents to sign with a particular team.

  In exchange for such services, an agent generally receives 5% to 10% of his player’s team salary each season (which includes the player's base salary, signing bonus and any performance bonus actually received by the player), during the length of the contract which the agent negotiated for his client with the team.  That revenue stream continues for so long as the player is paid pursuant to such contract, even if the client changes agents during that span. Once that contract is completed, a player is free to use another agent with no obligation to his former agent. An agent's success therefore depends as much on his ability to maintain a long term relationship with his players and his ability to attract new valuable veteran and rookie talent as on his ability to negotiate favorable contracts for his players. Revenues generated by the renegotiation of a contract originally negotiated by another agent are based solely on the incremental salary increase, if any, resulting from such renegotiation.

  An agent’s success is dependent upon, among other factors, its ability to develop and sign a promising athlete with a professional sports’ organization. We believes that unless and until an athlete signs with such an organization, we will not be able to generate sufficient revenues to offset our costs and advances.

  A would-be manager faces stiff competition from other entities in pursuit of quality athletes. There are a limited number of potential participants. The securing of an athlete as a client requires a great deal of attention and a demonstration of a willingness and ability to understand and appropriately handle the professional and personal needs and aspirations of the athlete. The process can be time consuming and costly. Early in an athlete’s career, a manager must advance the costs for the athlete’s personal needs, including, but not limited to, training expenses, personal services, cost of food, clothing, shelter and medical costs. It usually takes several years of development before an athlete reaches a level of professional success whereupon the revenue from his craft is sufficient to support his career and to pay off his agent’s advances.  If we are able to locate and recruit athletes, our plan is that they will be under no obligation to repay us for these expenses.  Our only possible source of recoupment being out of our percentage of the client’s contract.

  Mixed Martial Arts

  To a lesser extent than our concentration on baseball, we also intend to capitalize on the increasing popularity of the Ultimate Fighting Championship (UFC) and a growing number of aspiring Mixed Martial Artists (MMA) in the Dominican Republic.

  We believe in the coming years the Dominican Republic will see tremendous growth in MMA.  Similar to baseball, as more Dominican fighters emerge in the professional ranks with lucrative fight contracts, young inspired Dominican athletes will likely look to Mixed Martial Arts. We will be well positioned to capitalize on the growth of this sport and look to become the premier agency for MMA fighters in the Dominican Republic.

  Marketing Initiatives

  Our immediate market strategy will be to establish a solid niche market in the Dominican Republic as the agency of choice for tailor made service designed for premiere baseball players and MMA fighters.

  Holistic Approach to Service

  Our goal is to differentiate our company as an agency that can identify with the day to day challenges of young Dominican athletes aspiring to make it into the professional ranks.  We intend to provide a full range of services to manage the complete life cycle of our clients’ athletic career from early stage development to post career exit strategy.

  Our aim is to

  1.       Identify promising talent in the early stages of their development;

  2.       Offer services that foster and nurture their growth;

  3.       Promote and maximize exposure to employment opportunities; and

  4.       Provide representation and counsel with their career and financial decisions.

  Our boutique sports agency will be designed to provide a complete array of services specifically catered to enhance our clients’ personal and financial well-being and marketability.

  Networking

  A key to our success will be our ability to leverage our existing relationships in Dominican baseball and MMA. Our officer and director, Elvis Santana, knows a number of sports agents and those involved into the management of athletes in the Dominican Republic.  Although we have no existing agreements or arrangements with these persons to assist us in our business, we plan to strengthen these relationships and enter into agreement to utilize them to further the careers of our clients. We plan to enhance and build strong relationships with influential figures in the sporting world such as coaches, managers, scouts, recruiters, academy and sporting directors, promoters, and other key figures.

  Build Brand Awareness

  The overall marketing strategy for the agency will be to align ourselves with the premiere athletes/brands within baseball and MMA. We plan to have a strong social media, content creation, PR Strategy and attend events that will generate buzz and interest within our targeted sports. Awareness of the services will be delivered through the implementation of a number of marketing initiatives including website completion and internet marketing. These efforts and the resulting awareness will be key drivers behind the success of our revenue producing operations.

  Competition

  The sports management business is highly competitive. Our principal competitors include the larger sports management businesses in the U.S., including Boras Corp, Creative Artists Agency, and Relativity Sport. Our competition also includes foreign agencies and smaller boutique U.S. agencies. Several of the larger sports management firms operate offices in multiple cities and countries, or alternatively have chosen to partner with local or foreign agencies to attempt to harness synergies without increasing overhead.

  These larger companies already have an established market in our industry with significantly greater financial and other resources than us and have been developing their services longer than we have been developing ours. Additionally, there are not significant barriers to entry in our industry and new companies may be created that will compete with us and other, more established companies who do not now directly compete with us, may choose to enter our markets and compete with us in the future.

  Therefore, for us to obtain a competitive advantage, we must initiate and maintain relationships with young promising talent in the early stages of their development.  We believe that through our preliminary scouting efforts and personalized services we will be able to recruit a deep pool of talent in the Dominican Republic relative to our competitors.  While larger agencies may offer a broad range of service, certain talent may be more inclined to work with our familiar boutique agency which tailors to their specific needs.

  Employees and Employment Agreements

  Currently, we have one employee, which is our sole officer and director.

  We currently do not have any employment agreements with our officers or directors.

  MANAGEMENT’S DISCUSSION AND ANAYLSIS OF FINANCIAL CONDITION AND PLAN OF OPERATION

  Plan of Operation

  We anticipate that we will meet our ongoing cash requirements through equity or debt financing.  We estimate that our expenses over the next 12 months will be approximately $80,000 as described in the table below.  These estimates may change significantly depending on the nature of our future business activities and our ability to raise capital from shareholders or other sources.

Description	Estimated Completion Date	Estimated Expenses ($)
Offering expenses	Current	$20,000
Legal and accounting fees	12 months	$20,000
General and administrative expenses	12 months	$10,000
Advertising and Marketing expenses	12 months	$10,000
Player Development expenses	12 months	$8,000
Management fees	12 months	$5,000
Salaries and consulting fees	12 months	$5,000
Website development	12 months	$2,000
Total		$80,000

  We intend to meet our cash requirements for the next 12 months through a combination of debt financing and equity financing by way of private placements.  We currently do not have any arrangements in place to complete any private placement financings and there is no assurance that we will be successful in completing any such financings on terms that will be acceptable to us.

  Our cash position of $16,000 as at the date of this prospectus will be used for formation activities and to pay for some of the expenses associated with this offering.  If we are not able to raise the full $80,000 to implement our business plan as anticipated, we will scale our business development in line with available capital.  Our primary priority will be to retain our reporting status with the SEC, which means that we will first ensure that we have sufficient capital to cover our legal and accounting expenses.  Once these costs are accounted for, in accordance with how much financing we are able to secure, we will focus on the procuring personnel in the Dominican for recruiting athletes and marketing efforts, player development sales and marketing activities and website development.  We will likely not expend funds on the remainder of our planned activities unless we have the required capital.

  Offering Expenses

  Our offering expenses include the funds necessary to form the company and to pay our legal and accounting fees. We estimate these expenses at $20,000 and will be funded through the money we have raised from the sale of common stock to our officer and director prior to this offering and supplemented by monies raised in this offering.

  Legal and Accounting

  Our primary priority will be to retain our reporting status with the SEC, which means that we will first ensure that we have sufficient capital to cover our legal and accounting expenses.  We estimate that these expenses will be $20,000 in the next twelve months.

  Building Personnel

  We will have to compensate our officer and director, Mr. Santana, for his efforts on our behalf.  We do not have an employment agreement with Mr. Santana but we plan to pay him at a minimum $5,000 in the next twelve months. If we are able to generate revenues from our business operations, we will revisit Mr. Santana’s compensation as our sole officer and director.

  We also intend to hire consultants and employees to assist with our player recruiting and marketing efforts.  These consultants and employees will have ties with local agents, the landscape of facilities to use and where to recruit athletes. We estimate that it will cost us around $5,000 in the next twelve months to compensate for these services. Some of the money we have earmarked for Advertising and Marketing may be used to supplement for consulting and employment compensation if needed.

  Advertising and Marketing

  We intend to implement a number of marketing initiatives including purchasing billboard space and television time, as well as blogging and other forms of social media to market our services to potential clients. These efforts and the resulting awareness will be key drivers behind the success of our revenue producing operations.

  We expect to spend around $10,000 on these efforts.  Mr. Santana, will be in charge of all of our advertising and marketing activities, along with the consultants and employees we retain.

  If we are not able to raise the entire $80,000 in this offering, we intend to scale back advertising and marketing efforts as set forth in the “Use of Proceeds” section of this Prospectus.

  Player Development

  Once we find local talent, we intend to focus on player development.  Early in an athlete’s career, an agent must advance the costs for the athlete’s personal needs, including, but not limited to, training expenses, personal services, cost of food, clothing, shelter and medical costs.

  We intend to use $8,000 of the proceeds from this offering on player development costs. Our officer and director, Mr. Santana, will be in charge of setting up the program and cost sheet for each player.

  If we are not able to raise the entire $80,000 in this offering, we intend to scale back player development as set forth in the “Use of Proceeds” section of this Prospectus.

  Website Development

  We intend to develop a website to further promote our business.  This will cost us around $2,000.  We intend to source this work to third party consultants and this project will be spearheaded by our officer and director.

  If we are not able to raise the entire $80,000 in this offering, we intend to scale back website development as set forth in the “Use of Proceeds” section of this Prospectus.

  Results of Operations for the Period from Inception to March 31, 2015

  We have not earned any revenues from inception to March 31, 2015. We do not expect to achieve revenues until we are able to complete the development of our applications and sell them in the market.

  We have had no operating expenses and no net loss or income for the period from inception to March 31, 2015

  Liquidity and Capital Resources

  As of March 31, 2015, we had total current assets of $16,000 and total current liabilities of $0. We had working capital of $16,000 as of March 31, 2015.

  Cash flows provided by financing activities during period from inception to March 31, 2015 amounted to $16,000 from the proceeds of sales of our common stock.

  We were incorporated on November 24, 2014. Our operations, to date, have been devoted primarily to startup and development activities. Currently, we have no players under contract. Because of our limited operating history, it is difficult to predict our capital needs on a monthly, quarterly or annual basis.  We have raised $16,000 to date, and expect to use those funds along with some of the offering proceeds for the remaining funds on the expenses associated with this offering. As such, we will have no capital available to us if we are unable to raise money from this offering or find alternate forms of financing, which we do not have in place at this time.

  There can be no assurance that we will be successful in raising additional funding. If we are not able to secure additional funding, the implementation of our business plan will be impaired. There can be no assurance that such additional financing will be available to us on acceptable terms or at all.

  Our plan specifies a minimum amount of $60,000 in additional operating capital to operate for the next twelve months. If we are unable to raise $60,000 from this offering, our business will be in jeopardy and we could be formed to suspend our operations or go out of business. As such, there can be no assurance that this offering will be successful.  You may lose your entire investment.

  Off-Balance Sheet Arrangements

  As of March 31, 2015, there were no off balance sheet arrangements.

  Going Concern

  The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate continuation of our company as a going concern. However, we had no revenues for the period from inception to March 31, 2015. We have not completed our efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

  Management anticipates that we will be dependent, for the near future on additional investment capital to fund operating expenses. We intend to position the company so that we may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that we will be successful in this or any of our endeavors or become financially viable and continue as a going concern.

  Emerging Growth Company Status

  We qualify as an "emerging growth company" under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements.  For so long as we are an emerging growth company, we will not be required to:

  ▪  have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

  ▪  comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor's report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

  ▪  submit certain executive compensation matters to shareholder advisory votes, such as "say-on-pay" and "say-on-frequency;" and

  ▪  disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO's compensation to median employee compensation.

  In addition, Section 107 of the JOBS Act also provides that an emerging  growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards.  In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.  We have elected to take advantage of the benefits of this extended transition period.  Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

  We will remain an "emerging  growth  company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1 billion, (ii) the date that we  become a "large accelerated filer" as defined in Rule 12b-2 under the Securities Exchange Act of 1934,  which would occur if the market value of our ordinary shares that is held by  non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in  non-convertible  debt during the preceding three year period.  Even if we no longer qualify for the exemptions for an emerging growth company, we may still be, in certain circumstances, subject to scaled disclosure requirements as a smaller reporting company.  For example, smaller reporting companies, like emerging growth companies, are not required to provide a compensation discussion and analysis under Item 402(b) of Regulation S-K or auditor attestation of internal controls over financial reporting.

  CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

  None of our directors or executive officers, nor any proposed nominee for election as a director, nor any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to all of our outstanding shares, nor any members of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the foregoing persons has any material interest, direct or indirect, in any transaction since our inception or in any presently proposed transaction which, in either case, has or will materially affect us.

  EXECUTIVE COMPENSATION

  The table below summarizes all compensation awarded to, earned by, or paid to our executive officers for all services rendered in all capacities to us for period from inception to March 31, 2015.

  Summary Compensation Table

Name and Principal Position	Title	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All other Compensation ($)	Total ($)
Elvis Santana	President, Chief Executive Officer, Principal Executive Officer Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer, Secretary and Director	2014	0	0	0	0	0	0	0	0

  Narrative to Compensation Table

  Although we do not currently compensate our officers with any regularity, we reserve the right to provide compensation at some time in the future. Our decision to compensate officers depends on the availability of our cash resources with respect to the need for cash to further business purposes.

  Outstanding Equity Awards since Inception

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Units or Units of Stock that have not Vested (#)	Market Value of Units or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Units, Units or Other Rights that have not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Units, Units or Other Rights that have not Vested ($)
Elvis Santana	0	0	0	0	0	0	0	0	0

  Long-Term Incentive Plans

  We currently have no long-term incentive plans.

  Director Compensation

  None.

  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The following table presents certain information regarding beneficial Ownership of our Common Stock as of JApril 13, 2015, by (i) each person known by us to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each director of our company, (iii) each Named Executive Officer and (iv) all directors and executive officers as a group. Unless otherwise indicated, each person in the table has sole voting and investment power as to the shares shown. Unless otherwise indicated, the address of each beneficial owner is #22 Calle Felix Nolasco Atlantica, Puerto Planta Dominican Republic.

Title of Class	Name and Address of Beneficial Owner	Shares Beneficially Owned(1)	Percent of Common Stock (2)
Common	Elvis Santana	13,333,333	100%
	Officers and Directors as a Group	13,333,333	100%
	5% Shareholders
	None

  (1)     As used in this table, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security).In addition, for purposes of this table, a person is deemed, as of any date, to have "beneficial ownership" of any security that such person has the right to acquire within 60 days after such date.

  (2)     The above table is based on current outstanding shares of 13,333,333 as of June 26, 2015.

  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

  There have been no changes in or disagreements with our certified public accountants on accounting matters or financial disclosure.

  FINANCIAL STATEMENTS

  Our audited financial statements as of March 31, 2015 and for the period from November 24, 2014 (inception) through March 31, 2015 are presented as follows:

  REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

  To the Board of Directors

  Mondovita Corp.

  Puerto Planta, Dominican Republic

  We have audited the accompanying balance sheet of Mondovita Corp. (collectively, the "Company") as of March 31, 2015, and the related statements of operations, stockholders' equity and cash flows for the period from November 24, 2014 (inception) through March 31, 2015. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

  We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

  In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of March 31, 2015, and the results of its operations and its cash flows for period from November 24, 2014 (inception) to March 31, 2015 in conformity with accounting principles generally accepted in the United States of America.

  The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has no revenues to support the expenses from operations since inception. This factor raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to this matter are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

  /s/ MaloneBailey, LLP

  www.malone-bailey.com

  Houston, Texas

  June 18, 2015

  MONDOVITA CORP.

  Balance Sheet

March 31, 2015

ASSETS

Current Assets

Cash and cash equivalents	$16,000

Total Assets	$16,000

STOCKHOLDERS’ EQUITY

Stockholders’ Equity

Preferred stock, $0.00001 par value, 100,000,000 shares authorized; zero shares issued and outstanding as of March 31, 2015	$-
Common stock, $0.00001 par value, 100,000,000 shares authorized; 13,333,333 shares issued and outstanding as of March 31, 2015	133
Additional paid-in capital	15,867
Retained Earnings	-

Total Stockholders’ Equity	16,000

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$16,000

  (The accompanying notes are an integral part of these financial statements)

  MONDOVITA CORP.

  Statement of Operations

For the Period From November 24, 2014 (Inception) to March 31, 2015

Operating Expenses
General and administrative	$-

Total Operating Expenses	-

Net Loss	$-

Net Loss Per Common Share - Basic and Diluted	$0.00

Weighted Average Common Shares Outstanding - Basic and Diluted	13,333,333

  (The accompanying notes are an integral part of these financial statements)

  MONDOVITA CORP.

  Statement of Changes in Stockholders’ Equity

  For the period from November 24, 2014 (Inception) through March 31, 2015

				Additional
	Preferred	Common stock		Paid-In	Accumulated
	Shares	Shares	Amount	Capital	Deficit	Total

Balance – November 24, 2014 (Inception)	-	-	$-	$-	$-	$-

Common stock issued for cash	-	13,333,333	133	15,867	-	16,000

Net loss	-	-	-	-	-	-

Balance - March 31, 2015	-	13,333,333	$133	$15,867	$-	$16,000

  (The accompanying notes are an integral part of these financial statements)

  MONDOVITA CORP.

  Statement of Cash Flows

For the Period From November 24, 2014 (Date of Inception) to March 31,
2015

Cash Flows from Operating Activities
Net loss	$-
Adjustments to reconcile net loss to net cash used
in operating activities:

Cash used in operating activities	-

Cash Flows From Financing Activities
Proceeds from the sale of common stock for cash	16,000
Cash provided by financing activities	16,000

Net change in cash	16,000

Cash and cash equivalents, Beginning of Period	-

Cash and cash equivalents, End of Period	$16,000

Supplementary Cash Flows Information
Interest paid	$-
Income taxes paid	$-

  (The accompanying notes are an integral part of these financial statements)

  MONDOVITA CORP.

  Notes to the Financial Statements

  NOTE 1.           NATURE OF BUSINESS AND CONTINUANCE OF OPERATIONS

  MONDOVITA CORP. (“we”, “us”, “our” or the “Company”) was formed on November 24, 2014 in Nevada.  The Company is engaged in the business of procuring and negotiating employment and endorsement contracts for top talented athletes. We plan to work with clients at all stages of their careers as we help them negotiate contracts, build their personal brand, secure marketing opportunities and support them to excel both in their chosen profession as well as in the community.

  Going Concern

  These financial statements have been prepared on a going concern basis which assumes the Company will continue to realize it assets and discharge its liabilities in the normal course of business.  As of March 31, 2015, the Company has not yet generated revenue from operations, and will require additional funds to maintain our operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern. The Company’s ability to continue as a going concern is dependent upon its ability to generate future profitable operations and/or obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they become due. The Company intends to finance operating costs over the next twelve months through continued financial support from its shareholders and private placements of common stock. These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

  NOTE 2.           SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  a)      Basis of Presentation

  These financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States and are expressed in US dollars. The Company’s year-end is March 31.

  b)      Estimates and Assumptions

  The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

  c)      Cash and Cash Equivalents

  The Company considers all highly liquid instruments with maturity of three months or less at the time of issuance to be cash equivalents.

  d)      Foreign Currency Transactions

  The Company’s planned operations are outside of the United States, which results in exposure to market risks from changes in foreign currency exchange rates.  The financial risk is the risk to the Company’s operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates.  Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk.  Nonmonetary assets and liabilities are translated at historical rates and monetary assets and liabilities are translated at exchange rates in effect at the end of the year.  Revenues and expenses are translated at average rates for the year.  Gains and losses from translation of foreign currency financial statements into U.S. dollars are included in current results of operations.

  e)      Income Taxes

  Potential benefits of income tax losses are not recognized in the accounts until realization is more likely than not. The Company computes tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

  The Company is subject to United States federal income taxes at an approximate rate of 35%.  As of March 31, 2015, the Company has unused net operating loss carry-forwards of zero which will begin to expire in 2034. The Company provided a full valuation allowance to the deferred tax asset as of March 31, 2015 because it is not presently known whether future taxable income will be sufficient to utilize the loss carry-forwards

  f)       Revenue Recognition

  Sales are recorded when products are shipped to customers. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. No provision for discounts or rebates to customers, estimated returns and allowances or other adjustments were recognized during the period ended March 31, 2015. In instances where products are configured to customer requirements, revenue is recorded upon the successful completion of the Company’s final test procedures and the customer’s acceptance. The Company has not made any sales as at March 31, 2015.

  g)      Earnings (Loss) Per Common Share

  Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. At March 31, 2015, the Company has no potentially dilutive securities outstanding.

  h)      Stock-Based Compensation

  The Company accounts for stock-based compensation to employees in accordance with FASB ASC 718. Stock-based compensation to employees is measured at the grant date, based on the fair value of the award, and is recognized as expense over the requisite employee service period. The Company accounts for stock-based compensation to other than employees in accordance with FASB ASC 505-50. Equity instruments issued to other than employees are valued at the earlier of a commitment date or upon completion of the services, based on the fair value of the equity instruments and is recognized as expense over the service period. The Company estimates the fair value of stock-based payments using the Black-Scholes option-pricing model for common stock options and warrants and the closing price of the Company's common stock for common share issuances.  We did not grant any stock options during the period ended March 31, 2015.

  i)        Income Taxes

  The Company accounts for income taxes using the asset and liability method. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

  j)        New Accounting Pronouncements

  In June 2014, the FASB issued ASU 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. ASU 2014-10 eliminates the distinction of a development stage entity and certain related disclosure requirements, including the elimination of inception-to date information on the statements of operations, cash flows and stockholders’ equity. The amendments in ASU 2014-10 will be effective prospectively for annual reporting periods beginning after December 15, 2014, and interim periods within those annual periods, however early adoption is permitted. The Company evaluated and adopted ASU 2014-10 for the reporting period ended March 31, 2015.

  NOTE 3.           STOCKHOLDERS’ EQUITY

  a)      The Company’s authorized capital consists of 100,000,000 shares of common stock with a par value of $0.00001 and 100,000,000 shares of preferred stock with a par value of $0.00001.

  b)      On March 4, 2015, 13,333,333 shares of common stock were issued to the sole director of the Company at $0.0012 per share for cash proceeds of $16,000.

  NOTE 4.           COMMITMENT AND CONTINGENCIES

  Legal Services

  On March 1, 2015, the Company entered into a service agreement with a law firm. In accordance to the agreement, the Company agreed to pay the law firm a flat fee of $5,500 for costs associated with the filing of the Form S-1 registration statement. The law firm provides the services as necessary for the Company’s going public transaction in exchange for the flat fee.

  NOTE 5.           SUBSEQUENT EVENTS

  The Company has evaluated subsequent events from the balance sheet date through May 13, 2015 and determined there are no events to disclose.

  Available Information

  We have filed a registration statement on form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus.  This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits.  You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C.  Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 100 F Street, NE, Washington, DC 20549.  Please Call the Commission at (202) 942-8088 for further information on the operation of the public reference rooms.  The Securities and Exchange Commission also maintains a Web Site at http://www.sec.gov that contains reports, proxy Statements and information regarding registrants that files electronically with the Commission.  Our registration statement and the referenced exhibits can also be found on this site.

  If we are not required to provide an annual report to our security holders, we intend to still voluntarily do so when otherwise due, and will attach audited financial statements with such report.

  Dealer Prospectus Delivery Obligation

  Until ________________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

  PART II

  INFORMATION NOT REQUIRED IN PROSPECTUS

  ITEM 13. OTHER EXPENSES OF ISSUANCE OF AND DISTRIBUTION.

  The following table indicates the expenses to be incurred in connection with the offering described in this registration statement, all of which will be paid by MONDOVITA CORP. All amounts are estimates, other than the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	$9.30
Auditor fees and expenses	8,000
Accounting fees and expenses	5,000
Legal fees and expenses	5,500
Transfer agent fees	1,000
Miscellaneous expenses	1,000
Total	$20,009.30

  ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

  Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation. Our articles of incorporation do not contain any limiting language regarding director immunity from liability. Excepted from this immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	a transaction from which the director derived an improper personal profit; and

4.	willful misconduct.

  Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;

2.	the proceeding was authorized by our Board of Directors;

3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or;

4.	such indemnification is required to be made pursuant to the bylaws.

  Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

  Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

  ITEM 15. RECENT SALES OF SECURITIES

  On November 24, 2014, we issued 13,333,333 shares of our common stock to our officer and director at $0.0012 for $16,000.

  These securities were issued pursuant to Section 4(2) of the Securities Act and/or Regulation S promulgated thereunder. The holders represented their intention to acquire the securities for investment only and not with a view towards distribution. The investors were given adequate information about us to make an informed investment decision. We did not engage in any general solicitation or advertising. We directed our transfer agent to issue the stock certificates with the appropriate restrictive legend affixed to the restricted stock.

  ITEM 16. EXHIBITS

Exhibit Number	Exhibit Name
3.1*	Articles of Incorporation
3.2*	Amendment to Articles of Incorporation
3.3*	Bylaws
5.1*	Opinion and Consent of The Doney Law Firm
23.1	Consent of Independent Accountant
23.2*	Consent of The Doney Law Firm (Contained in Exhibit 5.1)
99.1	Subscription Agreement

  * Previously filed

  ITEM 17. UNDERTAKINGS.

a.	The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.	To include any prospectus required by Section 10 (a)(3) of the Securities Act of 1933;

ii.

  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii.

  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.

  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

A.	Each prospectus filed by the registrant shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.

  Each prospectus required to be filed as part of a registration statement in reliance on Rule 430B relating to an offering for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.

  Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5.

  That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.

  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6.	In the event the registrant requests acceleration of effective date or filing of registration statement becoming effective upon filing then the registrant undertakes to advise you as follows:

a.	If any provision or arrangement exists whereby the registrant may indemnify a director, officer or controlling person of the registrant against liabilities arising under the Securities Act, or

b.	There is no underwriter.

c.	The benefits of such indemnification are not waived by such persons:

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registrant statement to be duly signed on its behalf by the undersigned, thereunto duly authorized in the Dominican Republic, on June 26, 2015.

   MONDOVITA CORP.

  By: /s/ Elvis Santana

  Elvis Santana

  Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer, President and Director

  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

  By: /s/ Elvis Santana

  Elvis Santana

  Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer, President, Secretary and Director

  Date: June 26, 2015